As filed with the Securities and Exchange Commission on January 29, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COFFEE HOLDING CO., INC.

(Exact name of registrant as specified in its charter)

Nevada	11-2238111
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Coffee Holding Co., Inc.

3475 Victory Boulevard

Staten Island, NY 10314

(718) 832-0800

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Andrew Gordon

President, Chief Executive Officer, Chief Financial Officer and Treasurer

 Coffee Holding Co., Inc.

3475 Victory Boulevard

Staten Island, NY 10314

(718) 832-0800

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to the agent for service, to:

 Steven M. Skolnick, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Tel: (212) 262 - 6700

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:	[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:	[X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	[ ]

If this Form is a post-effective amendment pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	[ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.	[ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.	[ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.	[ ]

Large accelerated filer:	[ ]	Accelerated filer:	[ ]	Non-accelerated filer:	[ ]	Smaller reporting company:	[X]
(Do not check if smaller reporting company)

Emerging growth company:   [  ]

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be Registered (1)(2)	Proposed maximum offering price per unit (1)(2)	Proposed maximum Aggregate Offering Price (1)(2)	Amount of registration fee (2)
Common Stock, par value $0.001 per share (3)
Preferred Stock, par value $0.001 per share (4)
Warrants (5)
Debt Securities (6)
Subscription Rights (7)
Units (8)
TOTAL:			$100,000,000	$12,450

(1)	In no event will the aggregate offering price of all securities issued from time to time by the registrant under this registration statement exceed $100,000,000 or its equivalent in any other currency, currency units, or composite currency or currencies. The securities covered by this registration statement may be sold separately, together or as units with other securities registered under this registration statement.

(2)	The proposed maximum aggregate price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	Subject to note (1), this registration statement covers such an indeterminate amount of common stock (with accompanying purchase rights, if any), as may be sold, from time to time, at indeterminate prices, by the registrant and such indeterminate number of shares of common stock as may, from time to time, be issued upon conversion or exchange of other securities registered hereunder, to the extent any such securities are, by their terms, convertible or exchangeable for common stock.

(4)	Subject to note (1), this registration statement covers such an indeterminate number of shares of preferred stock (with accompanying purchase rights, if any) as may be sold from time to time at indeterminate prices by the registrant. Also covered is such an indeterminate amount of common stock (with accompanying purchase rights, if any), (i) as may be issuable or deliverable upon conversion of shares of preferred stock, and (ii) as may be required for delivery upon conversion of shares of preferred stock as a result of anti-dilution provisions.

(5)	Subject to note (1), this registration statement covers such an indeterminate amount and number of warrants (including subscription rights), representing rights to purchase common stock, preferred stock and debt securities registered under this registration statement as may be sold from time to time at indeterminate prices by the registrant. Also covered is such an indeterminate amount of common stock and preferred stock (in each case, with accompanying purchase rights, if any) and debt securities (i) as may be issuable or deliverable upon exercise of warrants, and (ii) as may be required for delivery upon exercise of any warrants as a result of anti-dilution provisions.

(6)	Subject to note (1), this registration statement covers such an indeterminate amount of debt securities as may be sold from time to time at indeterminate prices by the registrant. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $100,000,000. Also covered is such an indeterminate amount of common stock and preferred stock (in each case, with accompanying purchase rights, if any) (i) as may be issuable or deliverable upon the exercise or conversion of debt securities, and (ii) as may be required for delivery upon exercise or conversion of debt securities as a result of anti-dilution provisions.

(7)	Subject to note (1), this registration statement covers such an indeterminate amount and number of subscription rights, representing rights to purchase common stock, preferred stock, warrants and debt securities registered under this registration statement as may be sold from time to time at indeterminate prices by the registrant. Also covered is such an indeterminate amount of common stock, preferred stock and warrants (in each case, with accompanying purchase rights, if any) and debt securities (i) as may be issuable or deliverable upon exercise of subscription rights, and (ii) as may be required for delivery upon exercise of any warrants as a result of anti-dilution provisions.

(8)	Each unit will represent an interest in two or more securities, which may or may not be separable from one another.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

Subject to completion, preliminary prospectus dated January 29, 2018

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement is effective. This prospectus is not an offer to sell these securities and does not solicit an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Coffee Holding Co., Inc.

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

We may offer, issue and sell from time to time, together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) senior or subordinated debt securities, (v) subscription rights and (vi) units. The debt securities may consist of debentures, notes, or other types of debt. The debt securities, preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above.

The aggregate public offering price of the securities that we are offering will not exceed $100,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock is listed on the Nasdaq Capital Market under the symbol “JVA.” The last reported sale price for our common stock on January 26, 2018 as quoted on the Nasdaq Capital Market was $4.20 per share. You are urged to obtain current market quotations of our common stock. We have no preferred stock, warrants, debt securities, subscription rights or units listed on any market. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. You should carefully consider the risks that we have described under the section captioned “Risk Factors” in this prospectus on page 3 before buying our securities.

Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference,” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell these securities directly to our stockholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2018

Coffee Holding Co., Inc. is referred to herein as “Coffee”, “the Company”, “we”, “us”, and “our”, unless the context indicates otherwise.

You may only rely on the information contained in this prospectus and any accompanying prospectus supplement or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus, and any accompanying prospectus supplement, does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $100,000,000. This prospectus provides you with a general description of our securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Additional Information” and “Incorporation of Certain Information by Reference.”

PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 3 and the disclosure to which that section refers you, the financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus before investing in any of the securities described in this prospectus.

About Us

We are an integrated wholesale coffee roaster and dealer in the United States. Our core products can be divided into three categories:

●	Wholesale Green Coffee: unroasted raw beans imported from around the world and sold to large and small roasters and coffee shop operators;

●	Private Label Coffee: coffee roasted, blended, packaged and sold under the specifications and names of others, including supermarkets that want to have their own brand name on coffee to compete with national brands; and

●	Branded Coffee: coffee roasted and blended to our own specifications and packaged and sold under our seven proprietary and licensed brand names in different segments of the market.

Our private label and branded coffee products are sold throughout the United States, Canada and certain countries in Asia to supermarkets, wholesalers, and individually owned and multi-unit retail customers. Our unprocessed green coffee, which includes over 90 specialty coffee offerings, is primarily sold to specialty gourmet roasters.

We conduct our operations in accordance with strict freshness and quality standards. All of our private label and branded coffees are produced from high quality coffee beans that are deep roasted for full flavor using a slow roasting process that has been perfected utilizing our more than thirty years of experience in the coffee industry. In order to ensure freshness, our products are delivered to our customers within 72 hours of roasting. We believe that our long history has enabled us to develop a loyal customer base.

Corporate Information

We were incorporated on October 9, 1995 under the laws of the State of Nevada under the name Transpacific International Group Corp (“Transpacific”). On April 16, 1998, Transpacific completed a merger with Coffee Holding Co., Inc., a New York corporation. Upon the consummation of the merger, Coffee Holding Co., Inc. was merged into Transpacific and Transpacific changed its name to Coffee Holding Co., Inc.

Our corporate offices are located at 3475 Victory Boulevard, Staten Island, New York 10314. Our common stock is listed on the Nasdaq Capital Market under the symbol “JVA.” Our telephone number is (718) 832-0800 and our website address is www.coffeeholding.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be a part of this prospectus or relied upon in connection herewith.

RISK FACTORS

Investing in our securities involves a high degree of risks. Before deciding to purchase any of our securities, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement, including, in particular the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended October 31, 2017, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q , as well as the other risks and uncertainties described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the Securities and Exchange Commission, or the SEC, in the future. See the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus, including the documents that we incorporate by reference, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control that may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section of this prospectus, in our Annual Report on Form 10-K or in other reports we file with the Securities and Exchange Commission.

Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for general corporate purposes, which may include acquisitions or investments in businesses, products or technologies that are complementary to our own, increasing our working capital, reducing indebtedness, and capital expenditures.

When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement whether the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;

●	preferred stock;

●	debt securities;

●	subscription rights to purchase shares of common stock, preferred stock or debt securities;

●	warrants to purchase shares of common stock or preferred stock; and

●	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, subscription rights, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell will not exceed $100,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our articles of incorporation and bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation and bylaws and applicable provisions of the Nevada Revised Statutes, as amended (“NRS”).

Common Stock

We are authorized to issue 30,000,000 shares of common stock with a par value of $0.001 per share. As of January 25, 2018, there were 5,742,894 shares of common stock issued and outstanding.

If we offer shares of our common stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the offering, including the number of shares offered and the offering price.

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to the section entitled “Where You Can Find More Information” for directions on obtaining these documents.

Voting Rights

Each outstanding share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. There are no cumulative voting rights. Removal of directors requires the vote, in addition to any vote required by law, of not less than eighty percent (80%) of the total votes eligible to be cast by the holders of all outstanding shares of capital stock entitled to vote generally in the election of directors at a meeting of stockholders expressly called for that purpose. The approval of the holders of at least eighty percent (80%) of the outstanding shares of voting stock of the Corporation is required in connection with certain “Business Combinations” with an Interested Stockholder, as defined in the NRS, after the expiration of three years after the date the person becomes an Interested stockholder, except in cases where the proposed Business Combination has been approved in advance by a majority of those members of the board of directors who are unaffiliated with the Interested Stockholder and who were directors prior to the time when the Interested Stockholder became an Interested Stockholder. Any alteration, amendment, repeal or rescission of any provision of our articles of incorporation must be approved by the affirmative vote of the holders of at least eighty percent (80%) of the total votes eligible to be cast by the holders of all outstanding shares of capital stock entitled to vote thereon; provided, however, if a majority of the board of directors recommends the change, then such change shall only require the affirmative vote of the holders of a majority of the total votes eligible to be cast by the holders of all outstanding shares of Capital Stock entitled to vote thereon. Any bylaw may be altered, amended, rescinded, or repealed by the holders of eighty percent (80%) of the shares of capital stock entitled to vote thereon at any annual meeting or at any special meeting called for that purpose. Notwithstanding the foregoing, any provision of the bylaws that contains a supermajority voting requirement shall only be altered, amended, rescinded, or repealed by a vote of the board of directors or holders of shares of capital stock entitled to vote thereon that is not less than the supermajority specified in such provision.

Dividends

Each stockholder is entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors.

Other Rights

Upon liquidation, dissolution or winding up of the corporation, the holders of common stock are entitled to share ratably in all net assets available for distribution to stockholders after payment to creditors. Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There is no conversion, redemption, sinking fund or similar provisions regarding our common stock.

Transfer Agent

The transfer agent and registrar for our Common Stock is Direct Transfer LLC. Its address is 500 Perimeter Park Drive, Suite D, Morrisville, North Carolina 27560 and its telephone number is (919) 481-4000. The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.001 per share, with such designations, rights, and preferences as may be determined from time to time by our board of directors. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock could have the effect of restricting dividends on our common stock (if any are declared), diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of our company, all without further action by our stockholders. As of the date of this prospectus, no shares of our preferred stock were outstanding.

If we offer shares of our preferred stock for sale under this prospectus, we will provide a prospectus supplement that describes the terms of the preferred stock and the offering, including the number of shares offered and the offering price. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

●	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent and Registrar for Preferred Stock

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-Takeover Effects of Certain Provisions of Nevada Law and Our Articles of Incorporation and Bylaws

Our articles of incorporation and bylaws contain a number of provisions that could make our acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. Certain of these provisions are summarized below.

Classified Board of Directors

Pursuant to our articles of incorporation, the directors constituting our board of directors are classified, with respect to the time for which they severally hold office, into three classes as nearly equal in number as possible. At each annual meeting of stockholders, the successors of the class of directors whose term expires at that meeting are elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The articles of incorporation do provide, however, that directors may be removed at any time upon the approval of eighty percent (80%) of the total votes eligible to be cast by the holders of all outstanding shares of capital stock entitled to vote at a meeting expressly called by stockholders for such purpose.

Our classified board of directors may have an anti-takeover effect of making more difficult and discouraging a takeover attempt, merger, tender offer, or proxy fight. Additionally, our classified board of directors extends the time it would take for holders of a majority of our shares to remove incumbent management to obtain control of the board of directors. That is, as a general matter a majority shareholder could not obtain control of the board of directors until the second annual shareholder’s meeting after it acquired a majority of the voting stock. Our classified board of directors may have the effect of making it more difficult for stockholders to remove our existing management.

Special Meetings

Our articles of incorporation provide that special meetings of our stockholders may, unless otherwise prescribed by law, be called only by resolution of a majority of the directors of the board then in office, by resolution of a majority of the disinterested directors then in office, or upon written application, by stockholders holding at least 80% of the capital stock entitled to vote at the meeting. Our stockholders are not permitted to act by written consent pursuant to our articles of incorporation.

Business Combinations Act

The Business Combinations Act, Sections 78.411 to 78.444 of the NRS, restricts the ability of a Nevada “resident domestic corporation” having at least 200 stockholders of record to engage in any “combination” with an “interested stockholder” for two (2) years after the date that the person first became an interested stockholder, unless the combination meets all of the requirements of the articles of incorporation of the resident domestic corporation and (i) the purchase of shares by the interested stockholder is approved by the board of directors before that date or (ii) the combination is approved by the board of directors of the resident domestic corporation and, at or after that time, the combination is approved at an annual or special meeting of the stockholders of the resident domestic corporation, and not by written consent, by the affirmative vote of the holders of stock representing at least sixty percent (60%) of the outstanding voting power of the resident domestic corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder.

If this approval is not obtained, then after the expiration of the two (2) year period, the business combination may still not be consummated unless it is a combination meeting all of the requirements of the articles of incorporation of the resident domestic corporation and either the “fair price” requirements specified in NRS 78.441 to 78.444, inclusive are satisfied or the combination is (a) a combination or transaction by which the person first became an interested stockholder is approved by the board of directors of the resident domestic corporation before the person first became an interested stockholder, or (b) a combination approved by a majority of the outstanding voting power of the resident domestic corporation not beneficially owned by the interested stockholder, or any affiliate or associate of the interested stockholder.

“Interested stockholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (a) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (b) an affiliate or associate of the resident domestic corporation and at any time within two years immediately before the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding shares of the resident domestic corporation.

A “combination” is broadly defined and includes, for example, any merger or consolidation of a corporation or any of its subsidiaries with (i) an interested stockholder or (ii) any other entity that after and as a result of the merger or consolidation would be an affiliate or associate of the interested stockholder; or any sale, lease, exchange, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with an interested stockholder having: (x) an aggregate market value equal to more than 5% of the aggregate market value of the assets of a corporation, (y) an aggregate market value equal to more than 5% of the aggregate market value of all outstanding voting shares of a corporation, or (z) representing more than 10% of the earning power or net income of a corporation.

The provisions of Nevada law, our articles of incorporation and our bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations of Director Liability and Indemnification of Directors, Officers and Employees

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the NRS. NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein. NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with common or preferred stock as units or separately, warrants for the purchase of shares of our common or preferred stock. The terms of each warrant will be discussed in the applicable prospectus supplement relating to the particular series of warrants. The form(s) of certificate representing the warrants and/or the warrant agreement, will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part on or prior to the date of any prospectus supplement relating to an offering of the particular warrant. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.

The prospectus supplement relating to any series of warrants that are offered by this prospectus will describe, among other things, the following terms to the extent they are applicable to that series of warrants:

●	the procedures and conditions relating to the exercise of the warrants;

●	the number of shares of our common or preferred stock, if any, issued with the warrants;

●	the date, if any, on and after which the warrants and any related shares of our common or preferred stock will be separately transferable;

●	the offering price of the warrants, if any;

●	the number of shares of our common or preferred stock which may be purchased upon exercise of the warrants and the price or prices at which the shares may be purchased upon exercise;

●	the date on which the right to exercise the warrants will begin and the date on which the right will expire;

●	a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

●	anti-dilution provisions of the warrants, if any;

●	call provisions of the warrants, if any; and

●	any other material terms of the warrants.

Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of our common or preferred stock at the exercise price that is described in the applicable prospectus supplement. Warrants will be exercisable during the period of time described in the applicable prospectus supplement. After that period, unexercised warrants will be void. Warrants may be exercised in the manner described in the applicable prospectus supplement.

A holder of a warrant will not have any of the rights of a holder of our common or preferred stock before the stock is purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payments or exercise any voting or other rights associated with shares of our common or preferred stock which may be purchased when the warrant is exercised.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

●	the designation, aggregate principal amount, currency or composite currency and denominations;

●	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

●	the maturity date and other dates, if any, on which principal will be payable;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

●	the interest rate (which may be fixed or variable), if any;

●	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

●	the manner of paying principal and interest;

●	the place or places where principal and interest will be payable;

●	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

●	the terms of any conversion or exchange;

●	the terms of any redemption at the option of holders or put by the holders;

●	any tax indemnity provisions;

●	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which debt securities are denominated, the manner for determining such payments;

●	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

●	whether and upon what terms debt securities may be defeased;

●	any events of default or covenants in addition to or in lieu of those set forth in the indentures;

●	provisions for electronic issuance of debt securities or for debt securities in uncertificated form; and

●	any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.

Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

The debt securities will be obligations exclusively of Coffee Holding Co., Inc. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to any person in any transaction in which we are not the survivor, unless:

●	the person is organized under the laws of the United States or a jurisdiction within the United States;

●	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

●	immediately after the transaction no Default (as defined below) exists; and

●	we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

The indentures provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

(1)	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2)	we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3)	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

(4)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

(A)	is for relief against us in an involuntary case,

(B)	appoints a Custodian (as defined below) for us or for all or substantially all of our property, or

(C)	orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 days;

(5) we pursuant to or within the meaning of any Bankruptcy Law:

(A)	commence a voluntary case,

(B)	consent to the entry of an order for relief against us in an involuntary case,

(C)	consent to the appointment of a Custodian for us or for all or substantially all of our property, or

(D)	make a general assignment for the benefit of our creditors; or

(6) there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

●	change the fixed maturity of or the time for payment of interest on any debt security;

●	reduce the principal, premium or interest payable with respect to any debt security;

●	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

●	change the provisions for calculating any redemption or repurchase price with respect to any debt security;

●	adversely affect any holders’ right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;

●	reduce the amount of debt securities whose holders must consent to an amendment or waiver;

●	make any change that materially adversely affects the right to convert any debt security;

●	waive any Default in payment of principal of or interest on a debt security; or

●	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:

●	provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

●	to cure any ambiguity, omission, defect or inconsistency;

●	to conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;

●	to create a series and establish its terms;

●	to provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;

●	provide for uncertificated or unregistered securities;

●	to make any change that does not adversely affect the rights of any securityholder;

●	to add to our covenants; or

●	to make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture. The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our common stock or debt securities upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our common stock or debt securities which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

FORMS OF SECURITIES

Each debt security and, to the extent applicable, warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered debt securities and, to the extent applicable, warrants, subscription rights and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities and any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, agent of the trustees or agent of the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

●	to or through underwriting syndicates represented by managing underwriters;

●	through one or more underwriters without a syndicate for them to offer and sell to the public;

●	through dealers or agents; and

●	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the offered securities and the proceeds to us from such sale;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

●	any securities exchange on which such offered securities may be listed; and

●	any underwriter, agent or dealer involved in the offer and sale of any series of the securities will be named in the prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at fixed prices, which may be changed;

●	at market prices prevailing at the time of the sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

●	whether that offering is being made through underwriters, through agents or directly to the public;

●	the rules and procedures for any auction or bidding process, if used;

●	the securities’ purchase price or initial public offering price; and

●	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both (this compensation to a particular broker-dealer might be in excess of customary commissions).

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

●	the name of any participating broker, dealer, agent or underwriter;

●	the number and type of securities involved;

●	the price at which such securities were sold;

●	any securities exchanges on which such securities may be listed;

●	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter where applicable; and

●	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Securities Exchange Act of 1934 generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our or any agent’s or dealer’s website and any information contained in any other website maintained by any agent or dealer:

●	is not part of this prospectus, any applicable prospectus supplement and any applicable pricing supplement or the registration statement of which they form a part;

●	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

●	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements as of and for the years ended October 31, 2017 and 2016, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended October 31, 2017, were audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

ADDITIONAL INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we have filed with the SEC relating to the shares of our securities being offered hereby. This prospectus does not contain all of the information in the Registration Statement and its exhibits. The Registration Statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the Securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents. The Registration Statement and the exhibits are available at the SEC’s Public Reference Room or through its Website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and at its regional offices, a list of which is available on the Internet at http://www.sec.gov/contact/addresses.htm. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at http://www.coffeeholding.com. The information on our website is not part of this prospectus.

We will provide you without charge, upon your oral or written request, with a copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus or the registration statement (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Coffee Holding Co., Inc.

3475 Victory Boulevard

Staten Island, New York 10314

Telephone number: (718) 832-0800

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended October 31, 2017, filed with the SEC on January 29, 2018;

●	our Proxy Statement on Schedule 14A filed with the SEC on February 27, 2017; and

●	the description of our common stock contained in the Registration Statement on Form SB-2, as originally filed with the SEC on June 24, 2004.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. All filings filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into the prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

$100,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Subscription Rights

Units

COFFEE HOLDING CO., INC.

PROSPECTUS

, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Coffee in connection with the sale of common stock being registered. All amounts are estimates except the SEC registration fee (which has previously been paid).

SEC Registration Fee.	$12,450
FINRA Filing Fee.		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Printing and Engraving		*
Miscellaneous		*
Total:		*

*	Estimated fees and expenses are not presently known. The foregoing sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Neither our articles of incorporation nor bylaws prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statute (“NRS”). NRS Section 78.7502, provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein. NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

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ITEM 16. EXHIBITS.

Exhibit No.	Description

1.1	Form of Underwriting Agreement.**

3.1	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A the “2005 Registration Statement” filed on May 2, 2005 (File No. 001-32491)).

3.2	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the 2005 Registration Statement (File No. 001-32491)).

4.1	Specimen Common Stock Certificate, $0.001 par value (incorporated herein by reference to the Company’s Registration Statement on Form SB-2 filed on June 24, 2004 (Registration No. 333-116838)).

4.2	Specimen Preferred Stock Certificate.**

4.3	Form of Warrant Agreement.**

4.4	Form of Warrant Certificate.**

4.5	Form of Senior Debt Indenture.*

4.6	Form of Subordinated Debt Indenture.*

4.7	Form of Senior Note (included in Exhibit 4.5).*

4.8	Form of Subordinated Note (included in Exhibit 4.6).*

4.9	Form of Unit Agreement.**

4.10	Form of Subscription Agreement.**

5.1	Legal opinion of Fennemore Craig, P.C.*

23.1	Consent of Marcum LLP.*

23.2	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1).*

24.1	Power of Attorney (included on the signature page).*

25.1	Statement of Eligibility on Form T-1 of the Trustee for the Senior Debt Indenture.***

25.2	Statement of Eligibility on Form T-1 of the Trustee for the Subordinated Debt Indenture.***

* Filed herewith.

** To be filed, if applicable, by amendment or by a report filed under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

*** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

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Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement. (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the Registrant is relying on Rule 430B:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Staten Island, State of New York, on this 29th day of January, 2018.

COFFEE HOLDING CO., INC.

By:	/s/ Andrew Gordon
Andrew Gordon
President, Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew Gordon and David Gordon, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Andrew Gordon
Andrew Gordon	President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director (principal executive officer and principal financial and accounting officer)	January 29, 2018

/s/ David Gordon
David Gordon	Executive Vice President – Operations, Secretary and Director	January 29, 2018

/s/ Gerard DeCapua
Gerard DeCapua	Director	January 29, 2018

Daniel Dwyer	Director	January 29, 2018

/s/ Barry Knepper
Barry Knepper	Director	January 29, 2018

/s/ John Rotelli
John Rotelli	Director	January 29, 2018

/s/ George F. Thomas
George F. Thomas	Director	January 29, 2018

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